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                                                                   EXHIBIT 10.15

                               HEALTHCENTRAL.COM

                LICENSE AND CONFIDENTIAL INFORMATION AGREEMENT
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     This License and Confidential Information Agreement is entered into this
14th day of May, 1999 between Dean Edell, M.D. (the "Founder") and HealthCentral.com, a California corporation (the "Company").

     A. The Founder is a founding shareholder of the Company and owns 1,844,000 shares of Common Stock of the Company (the "Founder's Shares"). The Company is engaged in the business of providing health care services, products and information via the internet and other interactive media, excluding radio and television (the "Business").

     B. The Founder owns the trade name, trademark and servicemark "Dr. Dean Edell" (the "Trademark"). The parties desire that the Company use the Trademark, as well as Founder's likeness and image (together with Trademark, the "Name") in connection with the Business and own the Work (as defined below) that the Founder creates for or provides to the Company.

     Therefore, the parties agree as follows:

     1.  Exclusive License to Use Name in Company's Business.  In consideration
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of the rights granted to Founder in Section 5, Founder hereby grants to Company
(including its successors and assigns) an exclusive, worldwide, transferable, royalty-free right and license (with the right to sublicense) to use and reproduce the Name solely in connection with the Company's Business. The Company agrees to maintain the same or improved standards of quality for the information, services and products that it provides in the Business as those established and in effect as of the date of this Agreement. The Company covenants and agrees that it will not intentionally permit, do or commit any act that would degrade, tarnish or deprecate the Founder or the Founder's public image in society or standing in the community. Founder hereby represents and warrants that he has all right, title and interest in the Name.

     2.  Assignment of Work Relating to Company's Business.  During the course
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of Founder's relationship as a director or advisor of the Company (which advisory or director relationship between the Company and Founder, whether commenced prior to or upon the date of this Agreement shall be referred to herein as the "Relationship"), Founder shall from time to time, and as mutually
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agreed between Founder and the Company, provide to or create for the Company articles and other written or electronically transmitted information relating to the Company's Business (the "Work"). The Founder hereby assigns and agrees to assign to the Company or its designee, Founder's entire right, title, and interest throughout the world in and to the Work and all intellectual property rights thereto. Founder further acknowledges that all Work that is made by Founder (solely or jointly with others) within the scope of and during the period of the Relationship is "works made for hire," and that the Company will be the owner of all copyrights relating to the Work. Founder agrees to perform, during and after the Relationship, all acts deemed reasonably necessary by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Work and all intellectual property rights thereto.

     3.  Confidentiality Obligation.  Founder agrees to hold in confidence and
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not to use (except in connection with the provision of services as a director or advisor and in the best interests of the Company) or disclose to any third person or entity, either during or after the termination of the Relationship, any Confidential Information Founder obtains or creates during the period of the
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Relationship, whether or not during working hours, until such Confidential
Information becomes generally known by the public. Founder agrees not to make copies of such Confidential Information except as authorized by the Company.
Upon termination of the Relationship, Founder will return or deliver to the Company all tangible forms of such Confidential Information in his possession or control. As used in this Agreement, the term "Confidential Information" means
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information pertaining to the Business of the Company disclosed to Founder by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by Founder during the Relationship and relating to the Business.

     4.  No Conflicts.  Founder represents that the performance of all the terms
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of this Agreement and provision of services as a director and advisor to the
Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Founder in confidence or in trust prior to the Relationship, and Founder will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. Founder has not entered into, and agrees not to enter into, any written or oral agreement that conflicts with the provisions of this Agreement.

     5.  Approval of Content and Advertising.  Founder has the right to review
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and reasonably approve (within ten business days after receipt) all content and advertising to be located on the "Dr. Dean" section of the Company's "HealthCentral.com" web site. Founder agrees that he will not unreasonably withhold his consent to the Company's choice of any such content and/or advertising.

     6.  Competitive Protection. Founder agrees that the Company shall be the
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sole vehicle through which his services will be commercialized in the Internet field (except for the publication of radio broadcast transcripts over the Internet, pursuant to an agreement between Founder and Premier Radio Networks, Inc. dated January 1, 1998). During the term of this Agreement, Founder will not invest in, or provide any services, including but not limited to services as an author, host or contributor, or publicity or advertising services to, nor will Founder participate in the development, production or promotion of any products or services offered by, any person or entity which the Company's Board of Directors (in a vote in which Founder abstains) reasonably deems to be a competitor in the Business.

     7.  Term and Termination for Breach.  This Agreement (and all licenses
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hereunder) shall be deemed to be effective beginning on the first day of the
Relationship and shall terminate on May 13, 2014 (the "Expiration Date"). A party may terminate this Agreement in advance of the Expiration Date if the other party has breached a material provision of this Agreement and has not cured such breach within thirty (30) days after receiving written notice of such breach from the nonbreaching party. If Founder terminates this Agreement pursuant to this Section 7, Sections 1, 5 and 6 of this Agreement shall terminate, but all other provisions of this Agreement shall survive such termination until the Expiration Date. If the Company terminates this Agreement pursuant to this Section 7, Section 5 of this Agreement shall terminate, but all other provisions of this Agreement shall survive such termination until the Expiration Date.
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     8.  Miscellaneous.  This Agreement sets forth the entire agreement between
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the Company and Founder relating to the subject matter herein, and supersedes any oral, written or other communications or agreements concerning the subject matter of this Agreement. This Agreement may be amended or waived only by a written instrument signed by the parties. This Agreement shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely within the State, without giving effect to principles of conflict of law. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms. This Agreement (a) shall survive the Relationship, (b) inures to the benefit of successors and assigns of the Company, and (c) is binding upon Founder`s heirs and legal representatives. Any notice given hereunder shall be in writing and shall be sent to the address for the party on the signature page below (and as may be changed by prior written notice to the other party) and shall deemed to be delivered: 1) upon receipt, if by express overnight courier, personal delivery or facsimile transmission (as evidenced by sender's confirmation receipt), or 2) 48 hours after posting in the U.S. mail, by either certified or registered mail.

     This Agreement is entered into as of this 14 day of May, 1999.

HEALTHCENTRAL.COM


By:  /s/ Albert Greene                   /s/ Dean Edell
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    Name: Albert Greene                 Dean Edell, M.D.
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    Title: CEO
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      Dated: May 14, 1999

Address: 2600 Tenth Street, #400        Address: ____________________________
         Berkeley, CA
                                                 ____________________________